Exhibit 4.3

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2014-2,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer,

and

CITIBANK, N.A.,

Trust Collateral Agent

Dated as of June 4, 2014

i

ii

SCHEDULES

Schedule A	Schedule of Receivables
Schedule B	Representations and Warranties of the Seller and the Servicer
Schedule C	Servicing Policies and Procedures

EXHIBITS

Exhibit A	Form of Servicer’s Certificate

iii

SALE AND SERVICING AGREEMENT, dated as of June 4, 2014, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2014-2, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”), and CITIBANK, N.A., a national banking association, in its capacity as Trust Collateral Agent.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or an Originating Affiliate or acquired by AmeriCredit Financial Services, Inc. or an Originating Affiliate through motor vehicle dealers and third party lenders;

WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

WHEREAS the Servicer is willing to service all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accelerated Principal Amount” for a Distribution Date will equal the lesser of

(x) the excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (xix) of Section 5.7(a); and

(y) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“AmeriCredit” means AmeriCredit Financial Services, Inc.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Auto Loan Purchase and Sale Agreement” means any agreement between a Third-Party Lender and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Third-Party Lender by AmeriCredit or an Originating Affiliate.

“Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts for the related Collection Period, (iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, (iv) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 and (v) amounts, if any, released from the Reserve Account pursuant to Section 5.8(a)(iii)(B) hereof on such Distribution Date.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or, in the case of the first Distribution Date, June 5, 2014) times (iii) one-twelfth (or, in the case of the first Distribution Date, a fraction equal to the number of days from and including June 5, 2014 through and including June 30, 2014, over 360).

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Lockbox Account Agreement, the Lockbox Processing Agreement, the Underwriting Agreement, the Note Purchase Agreement, the Purchase Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas or New York, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Agent” shall have the meaning set forth in Section 5.10 hereof.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and/or the Class E Notes, as the context requires.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

“Class A Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (iii) of Section 5.7(a) on such Distribution Date.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2-A Notes” has the meaning assigned to such term in the Indenture.

“Class A-2-B Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Class B Notes” has the meaning assigned to such term in the Indenture.

“Class B Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes and of the Class B Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes as a Matured Principal Shortfall on such

Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (vi) of Section 5.7(a) on such Distribution Date.

“Class C Notes” has the meaning assigned to such term in the Indenture.

“Class C Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes or the Class B Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (ix) of Section 5.7(a) on such Distribution Date.

“Class D Notes” has the meaning assigned to such term in the Indenture.

“Class D Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount and the Class C Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes, the Class B Notes or the Class C Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xii) of Section 5.7(a) on such Distribution Date.

“Class E Notes” has the meaning assigned to such term in the Indenture.

“Class E Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes, of the Class D Notes and of the Class E Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount, the Class C Principal Parity Amount and the Class D Principal Parity Amount for such Distribution Date plus any payments made on the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xv) of Section 5.7(a) on such Distribution Date.

“Closing Date” means June 12, 2014.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on June 4, 2014 and ending as of the close of business on June 30, 2014. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Issuer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Party” means the Trust Collateral Agent, for the benefit of the Noteholders.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration and (ii) with respect to the Trustee and the Trust Collateral Agent, (a) solely with respect to the transfer, surrender, exchange or presentation of final payment of the Notes, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust, AmeriCredit 2014-2 and (b) for all other purposes, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 388 Greenwich Street, 14th Floor, New York, New York 10013 (facsimile number (212) 816-5527), Attention: Citibank Agency & Trust, AmeriCredit 2014-2.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Custodian” means AmeriCredit and any other Person named from time to time as custodian hereunder acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means June 4, 2014.

“DBRS” means DBRS, Inc. or its successor.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by AmeriCredit or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d) with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Determination Date” means, with respect to any Collection Period, the second Business Day prior to the related Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the eighth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing July 8, 2014. If AmeriCredit is no longer acting as Servicer, the distribution date may be a different day of the month.

“Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) the long-term unsecured debt of such depository institution shall have a credit rating from Fitch and Moody’s in one of its generic rating categories which signifies investment grade and (ii) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS, from DBRS of R-1 (middle) and to the extent rated by Fitch, from Fitch of F1+;

(c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS, from DBRS of R-1 (middle) and to the extent rated by Fitch, from Fitch of F1+;

(d) investments in money market funds (including funds for which the Trust Collateral Agent or the Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h) cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Trust Collateral Agent, the Trustee or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the June 8, 2015 Distribution Date, (ii) the Class A-2-A Notes, the October 10, 2017 Distribution Date, (iii) the Class A-2-B Notes, the October 10, 2017 Distribution Date, (iv) the Class A-3 Notes, the February 8, 2019 Distribution Date, (v) the Class B Notes, the July 8, 2019 Distribution Date, (vi) the Class C Notes, the June 8, 2020 Distribution Date, (vii) the Class D Notes, the July 8, 2020 Distribution Date and (viii) the Class E Notes, the November 8, 2021 Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Force-Placed Insurance” has the meaning ascribed thereto in Section 4.4 hereof.

“General Motors Financial Company, Inc.” means General Motors Financial Company, Inc. (f/k/a AmeriCredit Corp.).

“Indenture” means the Indenture, dated as of June 4, 2014, between the Issuer and Citibank, N.A., as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

“Initial Purchasers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as initial purchasers of the Class E Notes pursuant to the Note Purchase Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

“Interest Rate” means, with respect to (i) the Class A-1 Notes, 0.21000% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2-A Notes, 0.54% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iii) the Class A-2-B Notes, LIBOR + 0.28% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (iv) the Class A-3 Notes, 0.94% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (v) the Class B Notes, 1.60% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (vi) the Class C Notes, 2.18% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (vii) the Class D Notes, 2.57% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) and (viii) the Class E Notes, 3.37% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means AmeriCredit Automobile Receivables Trust 2014-2.

“Issuer Secured Parties” means the Trustee in respect of the Trustee Issuer Secured Obligations.

“Item 1122 Side Letter” means the Item 1122 Side Letter, dated as of June 4, 2014, between the Servicer and Citibank, N.A., as the same may be amended and supplemented from time to time.

“LIBOR” has the meaning set forth in Section 5.10 hereof.

“LIBOR Determination Date” has the meaning set forth in Section 5.10 hereof.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable and, with respect to a Sold Receivable, the related Sale Amount.

“Lockbox Account” means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

“Lockbox Account Agreement” means the Lockbox Account Agreement, dated as of June 4, 2014, by and among AmeriCredit, JPMorgan Chase Bank, N.A. and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Account Agreement” shall mean any replacement agreement therefor among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

“Lockbox Agreements” means collectively, the Lockbox Account Agreement and the Lockbox Processing Agreement.

“Lockbox Bank” means a depository institution named by the Servicer and acceptable to the Controlling Party.

“Lockbox Processing Agreement” means the Lockbox Processing Agreement, dated as of June 4, 2014, by and among the Lockbox Processor, the Servicer and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time.

“Lockbox Processor” means Regulus Group II LLC, or its successors or assigns.

“London Business Day” shall have the meaning set forth in Section 5.10 hereof.

“Majority Noteholders” means the Holders of the Notes representing a majority of the principal balance of the most senior Class of Notes then outstanding.

“Matured Principal Shortfall” means, with respect to any Distribution Date and for any Class of Notes which would have a remaining principal balance greater than zero on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date and as to which such Distribution Date is either the Final Scheduled Distribution Date for such Class, or a Distribution Date subsequent to such Final Scheduled Distribution Date, the remaining principal balance of such Class on such Distribution Date after taking into account the payment of all other principal amounts to such Class on such Distribution Date.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 3, 2014, among the Initial Purchasers, the Seller and the Servicer.

“Noteholders’ Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class. Interest on the Class A-1 Notes and the Class A-2-B Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period; interest on all other Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to the first Interest Period, the Interest Period shall be 26 days for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes and the Class A-2-B Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for all other Classes of Notes on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period), except with respect to the first Interest Period.

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the

Principal Distributable Amount for such Distribution Date and the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Distribution Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Principal Distributable Amount for such Distribution Date, (ii) the Noteholders’ Principal Carryover Amount as of such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel satisfactory in form and substance to the recipient(s) thereof.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date.

“Originating Affiliate” means an Affiliate of AmeriCredit that has originated Receivables and assigned its full interest therein to AmeriCredit.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

“Principal Balance” means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable.

“Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (v) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (xviii) of Section 5.7(a) hereof.

“Prospectus Supplement” means the prospectus supplement, dated as of June 3, 2014, relating to the offering of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, as filed with the Commission.

“Purchase Agreement” means the Purchase Agreement between the Seller and AmeriCredit, dated as of June 4, 2014, pursuant to which the Seller acquires the Receivables, as such agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c) or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Fitch and Moody’s. If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller, notice of which engagement shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that Fitch and Moody’s shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by AmeriCredit and that such Rating Agency has not notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent (or the Trustee, as applicable) in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in the form of microfiche or a disk).

“Receivable Files” means the documents specified in Section 3.3.

“Record Date” means, with respect to a Distribution Date or Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date, unless otherwise specified in the Indenture.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to (x) the Pool Balance as of the end of the prior calendar month minus (y) the excess of (i) 14.25% of the Pool Balance as of the end of the prior calendar month over (ii) the Specified Reserve Balance.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii) hereof.

“Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (xviii) of Section 5.7(a).

“Reserve Account Withdrawal Amount” means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (xvii) of Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date prior to application of amounts on deposit therein pursuant to Section 5.8.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Reuters Screen LIBOR01 Page” has the meaning set forth in Section 5.10 hereof.

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” has the meaning specified in Section 2.4 hereof.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A (which Schedule may be in the form of microfiche or a disk).

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.

“Servicing Fee” has the meaning specified in Section 4.8.

“Servicing Fee Rate” means 2.25% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“Sold Receivable” means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c) hereof.

“Specified Reserve Balance” means, with respect to any Distribution Date, approximately $29,551,451; provided, that the Specified Reserve Balance will in no event exceed the outstanding principal amount of the Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (xviii) of Section 5.7(a) hereof.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, Inc., a Standard & Poor’s Financial Services, LLC business, or its successor.

“Step-Down Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Distributable Amount” is distributed as principal on the Notes); provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than approximately $7,387,863, which is 0.50% of the initial Pool Balance.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Third-Party Lender” means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit or an Originating Affiliate pursuant to an Auto Loan Purchase and Sale Agreement.

“Third-Party Lender Assignment” means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Titled Third-Party Lender” means a Third-Party Lender that has agreed to assist AmeriCredit or any successor servicer, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender has assigned its full interest therein to AmeriCredit or an Originating Affiliate and is listed as first lienholder or secured party on the Lien Certificate relating to such Financed Vehicle.

“Total Available Funds” has the meaning assigned thereto in Section 5.7(a).

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning assigned thereto in Section 5.1.

“Trust Agreement” means the Trust Agreement, dated as of May 9, 2014, between the Seller and the Owner Trustee, as amended and restated as of June 4, 2014 as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account, the Reserve Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 3, 2014, among the Seller, the Servicer, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

SECTION 1.2. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the following property, whether now owned or existing or hereafter acquired or arising:

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d) any proceeds received from a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(h) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) all proceeds and investments with respect to items (a) through (h).

SECTION 2.2. [Reserved]

SECTION 2.3. Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificate shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder shall be entitled to receive distributions with respect thereto as set forth herein.

(c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate, remain as covenants of the Issuer for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder.

(d) The Trust Collateral Agent shall, at such time as there are no Notes or Certificate outstanding and all sums due to the Trustee and Trust Collateral Agent pursuant to the Basic Documents have been paid, execute such documents as are reasonably provided to it by the Seller (which documents shall be prepared at the Seller’s expense) in order to release any remaining portion of the Trust Property to the Seller.

SECTION 2.4. Intention of the Parties.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(i) the Receivables and all moneys received thereon after the Cutoff Date;

(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(iv) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(v) all rights under any Service Contracts on the related Financed Vehicles;

(vi) the related Receivable Files;

(vii) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(viii) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii); and

(ix) all proceeds and investments with respect to items (i) through (viii).

ARTICLE III

The Receivables

SECTION 3.1. Representations and Warranties of Seller. The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

SECTION 3.2. Repurchase upon Breach.

(a) The Seller, the Servicer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Trust Collateral Agent and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

(b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

SECTION 3.3. Custody of Receivable Files.

(a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

(i) The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii) The Lien Certificate (when received), and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered “doing business as” (“DBA”) name in the applicable jurisdiction) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor, showing AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as secured party.

The Receivables Files are constructively delivered to the Trust Collateral Agent, as pledgee of the Issuer pursuant to the Indenture, and the Custodian hereby, as of the Closing Date, acknowledges receipt of the Receivable File for each Receivable listed in Schedule A hereto. No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee, the Trustee or the Trust Collateral Agent is required.

(b) If the Trust Collateral Agent, or its agent, as the case may be, is acting as the Custodian pursuant to Section 3.12 hereof, the Trust Collateral Agent, or its agent, as the case may be, shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in this Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 hereof have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2 or 4.7.

SECTION 3.4. Maintenance and Safekeeping of the Receivable Files. The Custodian will accurately maintain and keep current the Receivable Files, including any computer systems on which the Receivable Files are electronically stored, all in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Trust Collateral Agent to comply with the Indenture. The Custodian will act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian shall promptly report to the Trust Collateral Agent in writing any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

SECTION 3.5. Location of Receivables Files. The Custodian will maintain the Receivable Files in a fireproof vault at its office located at 4001 Embarcadero, Suite 200, Arlington, Texas 76014 or at such other office as shall from time to time be identified to the Trust Collateral Agent upon prior written notice and the Custodian will hold the Receivable Files in such office on behalf of the Issuer and the Trust Collateral Agent, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Custodian.

SECTION 3.6. Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Trust Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Noteholders or the Trust Collateral Agent may reasonably request.

SECTION 3.7. Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or state law.

SECTION 3.8. Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trust Collateral Agent. In addition, the Custodian shall assist the Trust Collateral Agent generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

SECTION 3.9. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trust Collateral Agent. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Trust Collateral Agent to the Trustee (if they are separate entities) and the Issuer.

SECTION 3.10. Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

SECTION 3.11. Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s or the officers’, directors’, employees’ and agents’ thereof own willful misfeasance, bad faith or gross negligence. In no event shall the Custodian be liable to any third party for acts or omissions of the Custodian.

SECTION 3.12. Effective Period and Termination of Custodian. AmeriCredit’s appointment as custodian is effective as of the Cutoff Date and will continue until terminated pursuant to this Section 3.12. So long as AmeriCredit is serving as Custodian, any termination of AmeriCredit as Servicer hereunder shall terminate AmeriCredit as Custodian. As soon as practicable after termination of its appointment as custodian, the Custodian shall deliver, at the Custodian’s expense, the Receivable Files to the Trust Collateral Agent on behalf of the Noteholders at such place or places as the Trust Collateral Agent may designate, and the Trust Collateral Agent, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of the Noteholders until such time as a successor custodian has been appointed. If, within seventy-two (72) hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Trust Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1. Duties of the Servicer

The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer’s duties shall include, without limitation, collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreements, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent and the Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer’s customary practices.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding)

relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the successor Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the successor Servicer shall not be liable for the Servicer’s breach of its obligations.

SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable, in accordance with its customary procedures or (ii) re-amortize the Scheduled Receivables Payments on the Receivable (x) following a partial prepayment of principal, in accordance with its customary procedures or (y) following the Obligor’s reinstatement based on local laws or (B) may direct the Issuer to sell the Receivables pursuant to Section 4.3 hereof, if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

(c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 4.2(b) hereof), in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

(i) The aggregate period of all extensions on a Receivable shall not exceed eight months; and

(ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date.

(d) The Servicer, acting as agent for the Trust pursuant to the Lockbox Account Agreement, shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to one or more Lockbox Banks or Lockbox Processors pursuant to the Lockbox Agreements. The Servicer shall use its best efforts to notify or direct any Lockbox Bank or Lockbox Processor to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank.

Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Processor (except in the case of Obligors that have already been making such payments to the Lockbox Processor), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Processor for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Processor. If at any time, an Obligor’s bank account cannot be accessed by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreements, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreements subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreements had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank or the Lockbox Processor under such Lockbox Agreements. The outgoing Servicer shall, upon request of the

Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Processor and the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Agreements to the successor Servicer. In the event that the Majority Noteholders elect to change the identity of the Lockbox Bank or Lockbox Processor, the outgoing Servicer, at its expense, shall cause the Lockbox Bank or Lockbox Processor to deliver, at the direction of the Majority Noteholders to the Trust Collateral Agent or a successor Lockbox Bank or Lockbox Processor, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank or the Lockbox Processor (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the lockbox arrangements established by the successor.

(e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than the second Business Day after receipt thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.

(f) AmeriCredit shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable state law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing AmeriCredit to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. AmeriCredit shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if AmeriCredit is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

SECTION 4.3. Realization upon Receivables.

(a) In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b) If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale

Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

(c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4. Insurance.

(a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 27 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 27 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself, an Originating Affiliate or a Titled Third-Party Lender, and may cause the Trust Collateral Agent (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificate. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

SECTION 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b) Upon the occurrence of a Servicer Termination Event, the Servicer or the successor Servicer (if no successor Servicer has been appointed, then the Trust Collateral Agent) shall take or cause to be taken such action as may, in the Opinion of Counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Majority Noteholders, be necessary or prudent.

AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables and on which the Trustee relies in authenticating the Notes.

(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (B) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders.

(b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.4, 4.5(a) or 4.6 hereof which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Noteholders, the Issuer, the Owner Trustee or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 1.0% of the Aggregate Principal Balance as of the 180th day after the Closing Date, in which case AmeriCredit shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 1.0% of the Aggregate Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date. This Section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent.

SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee; provided, however, the Servicer shall not be required to pay taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification unless such taxes and claims are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian, the Lockbox Bank (and any fees under the Lockbox Account Agreement), the Lockbox Processor (and any fees under the Lockbox Processing Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9. Servicer’s Certificate.

No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee and the Trust Collateral Agent the monthly Servicer’s Certificate. The Servicer will also deliver the Servicer’s Certificate to each Rating Agency on the same date the Servicer’s Certificate is publicly available (provided that if the Servicer’s Certificate is not made publicly available, the Servicer will deliver it to each Rating Agency, no later than the 15th of each month (or if not a Business Day, the next succeeding Business Day)). The Servicer’s Certificate will be executed by a Responsible Officer of the Servicer and contain among other things: (i) all information necessary to enable the Trust

Collateral Agent to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer and (iii) all information necessary to enable the Trust Collateral Agent to make such statements available to Noteholders as required by Section 5.9. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables).

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) To the extent required by Section 1123 of Regulation AB, the Servicer, shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and each Rating Agency, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2015, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

(c) The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2015, a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2015, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e) Citibank, N.A. acknowledges, in its capacity as Trust Collateral Agent under this Agreement and in its capacity as Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any such action as outlined in the Item 1122 Side Letter to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

SECTION 4.11. Annual Independent Public Accountants’ Reports. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2015, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b) Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2015, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c) The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before April 30 (or 120 days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 2015, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Securities and Exchange Commission for General Motors Financial Company, Inc., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) upon request of the Trustee, the Owner Trustee or the Trust Collateral Agent, to issue an acknowledgement to the effect that such firm has audited the books and records of General Motors Financial Company, Inc., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Trust Collateral Agent reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

ARTICLE V

Trust Accounts; Distributions; Statements to Noteholders

SECTION 5.1. Establishment of Trust Accounts.

(a) (i) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Collection Account shall initially be established with the Trust Collateral Agent. (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(iii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Reserve Account shall initially be established with the Trust Collateral Agent.

(b) Funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). Absent receipt of such written investment direction from the Servicer, funds on deposit in the Trust Accounts shall be held uninvested. All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders. Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in

Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.

(c) All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to the related Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as Trust Collateral Agent or as Trustee, in accordance with their terms.

(e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in accordance with the instructions outlined in the most recent investment direction letter between the Servicer and the Trust Collateral Agent.

(f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

(C) the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(D) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(E) any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

(F) any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g) The Servicer shall have the power to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out their respective duties hereunder.

SECTION 5.2. [Reserved]

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were deposited in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a) With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

SECTION 5.5. [Reserved].

SECTION 5.6. Additional Deposits.

(a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables.

(b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

SECTION 5.7. Distributions.

(a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period and (y) the Reserve Account Withdrawal Amount for such Distribution Date (such sum, the “Total Available Funds”) to distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefore, and in the following order of priority:

(i) from the Total Available Funds, to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3 and (4) to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, and to the extent not retained by the Servicer, and to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables;

(ii) from the Total Available Funds, to each of the Lockbox Bank, the Lockbox Processor, the Trustee, the Trust Collateral Agent and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee and (y) $100,000 in the aggregate in any calendar year to the Lockbox Bank, the Lockbox Processor, the Trust Collateral Agent and the Trustee);

(iii) from the Total Available Funds, to the Class A Noteholders, pari passu, the Noteholders’ Interest Distributable Amount for the Class A Notes for such Distribution Date;

(iv) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Class A Principal Parity Amount;

(v) from the Total Available Funds, for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class A Notes;

(vi) from the Total Available Funds, to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes for such Distribution Date;

(vii) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Class B Principal Parity Amount;

(viii) from the Total Available Funds, for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class B Notes;

(ix) from the Total Available Funds, to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes for such Distribution Date;

(x) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Class C Principal Parity Amount;

(xi) from the Total Available Funds, for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class C Notes;

(xii) from the Total Available Funds, to the Class D Noteholders, the Noteholders’ Interest Distributable Amount for the Class D Notes for such Distribution Date;

(xiii) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Class D Principal Parity Amount;

(xiv) from the Total Available Funds, for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class D Notes;

(xv) from the Total Available Funds, to the Class E Noteholders, the Noteholders’ Interest Distributable Amount for the Class E Notes for such Distribution Date;

(xvi) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Class E Principal Parity Amount;

(xvii) from the Total Available Funds, for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class E Notes;

(xviii) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Noteholders’ Principal Distributable Amount;

(xix) from the Total Available Funds, to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;

(xx) from the Total Available Funds, for distribution as provided in paragraph (b) below, the Accelerated Principal Amount;

(xxi) from the Total Available Funds, to pay each of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Lockbox Bank and the Lockbox Processor any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clauses (i) and (ii) above; and

(xxii) from the Total Available Funds, to the Certificate Distribution Account for distribution to the Certificateholder in accordance with the Trust Agreement, the aggregate amount remaining in the Collection Account.

On any Distribution Date with respect to which no Servicer’s Certificate was delivered, to the extent there are Available Funds in the Collection Account, the Trust Collateral Agent will make payments of the Noteholders’ Interest Distributable Amounts described in (iii), (vi), (ix), (xii) and (xv) above as well as any Matured Principal Shortfalls described in (v), (viii), (xi), (xiv) and xvii above.

(b) On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the amounts that are allocated to the Class A-2 Notes in accordance with clause (iii) of paragraph (a) above on that Distribution Date to the Class A-2-A Notes and the Class A-2-B Notes pro rata based on the principal balance of the Class A-2-A Notes and the Class A-2-B Notes, respectively; provided, that if the amount so allocated to the Class A-2-A Notes or the Class A-2-B Notes on any Distribution Date exceeds the Noteholders Interest Distributable Amount with respect to such Distribution Date and such Class, then the amount of such excess shall be allocated to the other such Class on that Distribution Date. On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (v), (vii), (viii), (x), (xi), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) of paragraph (a) above on that Distribution Date in the listed order of priority:

(i) to the Class A-1 Noteholders in reduction of the remaining principal balance of the Class A-1 Notes, until the outstanding principal balance thereof has been reduced to zero;

(ii) to the Class A-2 Noteholders in reduction of the remaining principal balance of the Class A-2 Notes, until the outstanding principal balance thereof has been reduced to zero;

(iii) to the Class A-3 Noteholders in reduction of the remaining principal balance of the Class A-3 Notes, until the outstanding principal balance thereof has been reduced to zero;

(iv) to the Class B Noteholders in reduction of the remaining principal balance of the Class B Notes, until the outstanding principal balance thereof has been reduced to zero;

(v) to the Class C Noteholders in reduction of the remaining principal balance of the Class C Notes, until the outstanding principal balance thereof has been reduced to zero;

(vi) to the Class D Noteholders in reduction of the remaining principal balance of the Class D Notes, until the outstanding principal balance thereof has been reduced to zero;

(vii) to the Class E Noteholders in reduction of the remaining principal balance of the Class E Notes, until the outstanding principal balance thereof has been reduced to zero;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture, (B) the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) of the Indenture or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

(c) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

(d) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (d). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(e) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(f) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.8. Reserve Account.

(a)

(i) On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trust Collateral Agent for the benefit of the Noteholders.

(ii) The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, if each Rating Agency then rating the Notes notifies the Seller (who shall send such notification to the Trust Collateral Agent) in writing that the use of any such new formula, and any decrease in the amount of the Specified Reserve Balance or change in the manner by which the Reserve Account is funded, will not result in the qualification, reduction or withdrawal of its then current rating of the Notes then the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.

(iii) On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, in which case the Trust Collateral Agent shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xviii) of Section 5.7(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(xix), and (B) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Trust Collateral Agent shall distribute the amount of such excess as part of Available Funds on such Distribution Date.

(b) On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date.

(c) Amounts properly transferred to the Certificate Distribution Account for payment to the Certificateholder pursuant to this Agreement shall not be available to the Trust Collateral Agent or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholder be required to refund any amount properly received by them.

SECTION 5.9. Statements to Noteholders.

(a) On or prior to each Distribution Date, the Trust Collateral Agent shall make available to each Noteholder of record a statement setting forth at least the following information as to the Notes solely to the extent such information has been received from the Servicer pursuant to Section 4.9 hereof:

(i) the amount of such distribution allocable to principal of each Class of Notes;

(ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii) the required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

(iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii) the Noteholders’ Interest Carryover Amount and the Noteholders’ Principal Carryover Amount, if any, and the change in that amount from the preceding statement;

(viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period; and

(ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period.

(b) The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.9(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website, with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.sf.citidirect.com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s website assistance line at (888) 855-9695. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.10. Determination of LIBOR.

The Trust Collateral Agent, as calculation agent (in such capacity, the “Calculation Agent”), will determine LIBOR for purposes of calculating the Interest Rate for the Class A-2-B Notes (a) on June 10, 2014, for the period from the Closing Date to the first Distribution Date, and (b) for each given Interest Period thereafter, on the second London Business Day prior to the Distribution Date on which such Interest Period begins (each, a “LIBOR Determination Date”). For purposes of calculating LIBOR, a “London Business Day” means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

“LIBOR” means, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page (or any replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Calculation Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in a principal amount of at least U.S.$1,000,000. The Calculation Agent, will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in a principal amount of at least U.S.$1,000,000; provided, however, that if the banks selected by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such interest period will be the same as LIBOR for the immediately preceding Interest Period.

“Reuters Screen LIBOR01 Page” is the display designated on the Reuters service (or the successor display page, other published source, information vendor or provider that has been officially designated by Reuters).

ARTICLE VI

[Reserved]

ARTICLE VII

The Seller

SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee and Trust Collateral Agent may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

(b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

(d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(h) Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.

(i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(j) True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(k) Ordinary Course of Business. The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(l) Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Seller is at 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119.

(m) Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

SECTION 7.2. Corporate Existence

(a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii) the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv) the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis; and

(vi) the Seller shall pay from its assets all obligations and indebtedness of any kind incurred by the Seller.

SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent and the Trustee and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee or the Trust Collateral Agent, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Issuer and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee, the Trustee and the Trust Collateral Agent with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

(b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e) Binding Obligation. This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i) Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Servicer is located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

SECTION 8.2. Liability of Servicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d) The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Collateral Agent, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee or the Trust Collateral Agent.

(g) AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence.

(h) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(i) When the Trustee or the Trust Collateral Agent incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer.

AmeriCredit shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 8.4. Limitation on Liability of Servicer and Others.

Neither AmeriCredit nor any of the directors or officers or employees or agents of AmeriCredit shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. AmeriCredit and any director, officer, employee or agent of AmeriCredit may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

SECTION 8.5. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of the Servicer without first obtaining the consent of any Person. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Trust Collateral Agent, the Trustee or the Owner Trustee and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures, with the prior consent of the Trust Collateral Agent. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.5 shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.6. Servicer Not to Resign. Subject to the provisions of Section 8.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer if the Majority Noteholders do not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent and the Owner Trustee. No resignation of the Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE IX

Default

SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or after discovery of such failure by a Responsible Officer of the Servicer; or

(b) Failure by the Servicer to deliver to the Trust Collateral Agent the Servicer’s Certificate by the first Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.3; or

(c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent; or

(d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

(e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent may, or at the direction of the Majority Noteholders shall, by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Noteholders) terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Other Conveyed Property or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Servicer appointed by the Majority Noteholders; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party (acting at the written direction of the Majority Noteholders), the successor Servicer shall terminate the Lockbox Agreements and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Majority Noteholders, at the successor Servicer’s expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6, the Controlling Party (acting at the written direction of the Majority Noteholders) shall appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Any successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with Section 9.2 or Section 8.6, the Trust Collateral Agent or other eligible successor servicer appointed by the Trust Collateral Agent and who has accepted such appointment, will, without further action, be automatically appointed the successor Servicer. Notwithstanding the above, if the Trust Collateral Agent is unwilling or legally unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of motor vehicle receivables, as successor Servicer. The Trust Collateral Agent will be released from its duties and obligations as successor Servicer on the date that a new servicer agrees to appointment as successor Servicer hereunder.

(b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such successor Servicer may agree on.

SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Seller (who shall promptly deliver such notice to the Rating Agencies).

SECTION 9.5. Waiver of Past Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE X

Termination

SECTION 10.1. Optional Purchase of All Receivables.

(a) Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the Notes and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, (such value to be determined by the Servicer, or if the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent), and shall succeed to all interests in and to the Trust.

(b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Certificateholder will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 6.9, 7.3, 8.2, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Holder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer in accordance with Section 10.11 of the Trust Agreement with respect to, among other things, tax reporting and returns, accounting and reports to Holders (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee (acting at the direction of the Certificateholder) and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

(E) the removal of the Trustee or the Trust Collateral Agent.

(e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or the Certificateholder under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f) No successor Servicer shall be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder.

(b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies).

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Issuer, as applicable, may prescribe.

(c) Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee and the Trust Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and, with respect to any amendment to this Agreement pursuant to Section 12.1(b) hereof, the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 12.2. Protection of Title to Trust.

(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent and the Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trust Collateral Agent, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Trust Collateral Agent and the Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) Upon request, the Servicer shall furnish to the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h) The Servicer shall deliver to the Owner Trustee and the Trustee:

(1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(2) within 120 days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3. Notices.

(a) All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to AFS SenSub Corp., 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119, Attention: Chief Financial Officer, with a copy to AFS SenSub Corp., c/o AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (ii) in the case of the Servicer, to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (iii) in the case of the Issuer or the Owner Trustee, at the

Corporate Trust Office of the Owner Trustee, (iv) in the case of the Trustee or the Trust Collateral Agent, at the applicable Corporate Trust Office of the Trustee and the Trust Collateral, (v) in the case of Fitch, to Fitch Ratings, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance; and (vi) in the case of Moody’s, to Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, Asset Finance Group, 24th floor, New York, New York 10007. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

(b) If AmeriCredit is no longer the Servicer, any successor Servicer shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.

SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Majority Noteholders.

SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Owner Trustee and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11. Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trust Collateral Agent

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Trust Collateral Agent and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall Citibank, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement or of the Servicer hereunder (unless it is acting as successor Servicer hereunder or is recording, registering, filing, re-recording, re-filing, or re-registering any financing statement, continuation statement or other instrument required by the Trust Collateral Agent pursuant to Section 3.5 of the Indenture or is taking any action to perfect or re-perfect the security interests in the financed vehicles pursuant to Section 4.5(b) hereof).

(d) The Trustee and the Trust Collateral Agent have the same rights, protections and immunities hereunder as they have under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis.

SECTION 12.13. Trust Collateral Agent to Report Repurchase Demands due to Breaches of Representations and Warranties. The Trust Collateral Agent will (i) notify the Servicer, AmeriCredit and the Seller, as soon as practicable and in any event within five Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee or the Trust Collateral Agent for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 hereof, (ii) promptly upon request by the Servicer, AmeriCredit or the Seller, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, AmeriCredit or the Seller, provide a written certification no later than fifteen days following any calendar quarter or calendar year that Citibank, N.A. has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Trust Collateral Agent has provided all the information reasonably requested under clause (ii) above with respect to such demands. In no event will the Trust Collateral Agent or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

SECTION 12.14. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or any other Basic Document, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 12.15. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and any of the Issuer, the Trustee, the Trust Collateral Agent or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.16. State Business Licenses . The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

SECTION 12.17. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2014-2

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust.

By:
Name:
Title:

AFS SENSUB CORP.,
Seller,

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., Servicer,

By:
Name:
Title:

CITIBANK, N.A., not in its individual capacity but solely as Trust Collateral Agent

By:
Name:
Title:

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

[To be filed on a Form 8-K following the final pool cut on June 4, 2014]

SCH-A-1

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

1. Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was validly assigned by such Originating Affiliate to AmeriCredit (iii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment or (iv) by a Third-Party Lender and purchased by AmeriCredit from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with AmeriCredit and was validly assigned by such Third-Party Lender to AmeriCredit pursuant to a Third-Party Lender Assignment (B) was originated by AmeriCredit, such Originating Affiliate, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s, such Originating Affiliate’s, the Dealer’s or the Third-Party Lender’s business, in each case was originated in accordance with AmeriCredit’s credit policies and was fully and properly executed by the parties thereto, and AmeriCredit, each Originating Affiliate, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where AmeriCredit, each such Originating Affiliate, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2. No Fraud or Misrepresentation. Each Receivable was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was assigned by the Originating Affiliate to AmeriCredit, (iii) by a Dealer and was sold by the Dealer to AmeriCredit, or (iv) by a Third-Party Lender and was sold by the Third-Party Lender to AmeriCredit, and was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Originating Affiliate, Dealer or Third-Party Lender or AmeriCredit in any case.

3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the

SCH-B-1

Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

4. Origination. Each Receivable was originated in the United States.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. At the Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

9. Marking Records. Each of AmeriCredit and the Seller has indicated in its files that the Receivables have been sold to the Trust pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, AmeriCredit has indicated in its computer files that the Receivables are owned by the Trust.

10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses (A) through (M) of number 29 of this Schedule B.

12. Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the States of Texas, New York, Nevada and Delaware.

13. One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and

SCH-B-2

unalterable (other than with the participation of the Trust Collateral Agent in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

14. Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Seller has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

15. Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

16. Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

17. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains the original Lien Certificate or a copy of the application therefor. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. With respect to any Receivables that are tangible chattel paper, the complete Receivable File, including a fully executed original of the Contract, for each Receivable currently is in the possession of the Custodian.

18. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

19. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes. The Seller has not entered into any agreement with any Person that prohibits, restricts or conditions the sale of any Receivable by the Seller.

20. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller,

SCH-B-3

the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

21. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender which first priority security interest has been assigned to AmeriCredit) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender named (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AmeriCredit or the related Originating Affiliate has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing AmeriCredit, an Originating Affiliate, the Issuer or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), as applicable, as first lienholder has been applied for and the Originating Affiliate’s or Titled Third-Party Lender’s security interest has been validly assigned by the Originating Affiliate or Titled Third-Party Lender, as applicable, to AmeriCredit and AmeriCredit’s security interest (assigned by AmeriCredit to the Seller pursuant to the Purchase Agreement) has been validly assigned by the Seller to the Trust pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

22. All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

SCH-B-4

23. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Trust, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment, ERISA or tax lien filings against it.

24. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

25. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part and no such right has been asserted or threatened with respect to any Receivable.

26. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date no Financed Vehicle had been repossessed.

27. Insurance. At the time of an origination of a Receivable by AmeriCredit, an Originating Affiliate, a Dealer or Third-Party Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value and (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the related Cutoff Date.

28. Remaining Principal Balance. At the Cutoff Date the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

SCH-B-5

29. Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 72 months.

(B) Each Receivable had an original maturity, as of the Cutoff Date, of not less than 3 months and not more than 72 months.

(C) Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $250 and not more than $85,000.

(D) Each Receivable had an Annual Percentage Rate, as of the Cutoff Date, of at least 1% and not more than 33%.

(E) No Receivable was more than 30 days past due as of the Cutoff Date.

(F) No funds had been advanced by AmeriCredit, any Originating Affiliate, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (E) above.

(G) Each Obligor had a billing address in the United States as of the date of origination of the related Receivable, is a natural person and is not an Affiliate of any party to the Basic Documents.

(H) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(I) Each Receivable is identified on the Servicer’s master servicing records as a retail automobile installment sales contract.

(J) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract.

(K) Each Receivable arose under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.

(L) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(M) No Obligor was in bankruptcy as of the Cutoff Date.

30. No Further Amounts Owed on the Receivables. At the time each Receivable was acquired from an Originating Affiliate, a Dealer or a Third-Party Lender, no further amounts were owed by Seller to the Obligor under the Receivable.

SCH-B-6

31. Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the “simple interest” method, the “Rule of 78’s” method or the “precomputed interest” method.

32. Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Processor for deposit into the Lockbox Account.

33. Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Seller.

34. Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s Annual Percentage Rate.

35. Lien Enforcement. Each Receivable provides for enforcement of the lien or the clear legal right of repossession, as applicable, on the Financed Vehicle securing such Receivable.

36. Prospectus Supplement Description. Each Receivable conforms, and all Receivables in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

37. Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction on the related Financed Vehicle, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor’s right of quiet enjoyment.

38. Leasing Business. To the best of the Seller’s and the Servicer’s knowledge, as appropriate, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Obligor’s related Financed Vehicle.

39. Consumer Leases. No Receivable constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

40. Perfection. The Seller has taken all steps necessary to perfect AmeriCredit’s security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Trust to maintain the Trust’s perfection of the security interest created by each Receivable in the related Financed Vehicle.

SCH-B-7

SCHEDULE C

SERVICING POLICIES AND PROCEDURES

Note: Applicable Time Periods Will Vary by State

Compliance with state collection laws is required of all AmeriCredit Collection Personnel. Additionally, AmeriCredit has chosen to follow the guidelines of the Federal Fair Debt Collection Practices Act (FDCPA).

The Collection Process

AmeriCredit mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.	All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B.	The CACS segregates accounts into two major groups: loans 5-45 days delinquent and those over 45 days delinquent.

C.	Loans delinquent up to 45 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D.	Loans up to 45 days delinquent are transferred to (AmeriCredit’s predictive dialing system). The system automatically dials the phone number related to a delinquent account for all accounts that have good phone numbers. When a connection is made, the account is then routed to the next available account representative.

E.	Loans without good phone numbers are called manually, through the CACS system, or in a preview dialer campaign.

F.	All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent – this includes the use of collection letters. Collection letters may be utilized between 5th and 25th days of delinquency.

G.	When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H.	When an account exceeds 45 days delinquent, the loan is assigned to a 46+ collection team which will continue the collection effort until resolution. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I.	CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

SCH-C-1

Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.	Proper authorities are notified (if applicable).

B.	An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C.	Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D.	Written request to the originating dealer for all refunds due for dealer adds is made.

E.	Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F.	After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A.	The account is contractually current or will be brought current with the due date change.

B.	Due date changes cannot exceed the total of 30 days over the life of the contract.

C.	The first installment payment has been paid in full.

D.	Only one due date change in a twelve month period.

Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties.

A.	A minimum of six payments have been made on the account and a minimum of six payments have been made since the most recent deferment (if any).

B.	The account will be brought current with the deferment.

C.	A deferment fee is collected on all transactions.

D.	No more than eight total payments may be deferred over the life of the loan.

SCH-C-2

Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Charge-Offs

It is AmeriCredit’s policy that any account that is not successfully recovered by 120 days delinquent is submitted to an Officer for approval and charge-off.

It is AmeriCredit’s policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Collections on charged-off accounts are continued internally and/or assigned to third party collection agencies for deficiency balances.

SCH-C-3

EXHIBIT A

SERVICER’S CERTIFICATE

AmeriCredit Automobile Receivables Trust 2014-2

Class A-1 .21000 % Asset Backed Notes

Class A-2A .54 % Asset Backed Notes

Class A-2B Floating Rate Asset Backed Notes

Class A-3 .94 % Asset Backed Notes

Class B 1.60 % Asset Backed Notes

Class C 2.18 % Asset Backed Notes

Class D 2.57 % Asset Backed Notes

Class E 3.37 % Asset Backed Notes

Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2014-2, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, and Citibank, N.A., as the Trust Collateral Agent, dated as of June 4, 2014. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

Monthly Period Beginning:
Monthly Period Ending:
Prev. Distribution/Close Date:
Distribution Date:
Days of Interest for Period:
Days in Collection Period:
Months Seasoned:

Purchases	Units	Start Date	Closing Date	Original Pool Balance
Initial Purchase

Total

I.		MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

	{1}	Beginning of period Aggregate Principal Balance						{1}

Monthly Principal Amounts

		{2}	Collections on Receivables outstanding at end of period			{2}

		{3}	Collections on Receivables paid off during period			{3}

		{4}	Receivables becoming Liquidated Receivables during period			{4}

		{5}	Receivables becoming Purchased Receivables during period			{5}

		{6}	Other Receivables adjustments			{6}

		{7}	Less amounts allocable to Interest			{7}

		{8}	Total Monthly Principal Amounts					{8}

	{9}	End of period Aggregate Principal Balance						{9}

	{10}	Pool Factor						{10}

II.		MONTHLY PERIOD NOTE BALANCE CALCULATION:			Class A-1	Class A-2A	Class A-2B	Class A-3	Class B
	{11}	Original Note Balance		{11}

	{12}	Beginning of period Note Balance		{12}

	{13}	Noteholders’ Principal Distributable Amount		{13}
	{14}	Noteholders’ Accelerated Principal Amount		{14}
	{15}	Aggregate Principal Parity Amount		{15}
	{16}	Matured Principal Shortfall		{16}

	{17}	End of period Note Balance		{17}

	{18}	Note Pool Factors		{18}

					Class C	Class D	Class E		TOTAL
	{19}	Beginning of period Note Balance		{19}

	{20}	Noteholders’ Principal Distributable Amount		{20}
	{21}	Noteholders’ Accelerated Principal Amount		{21}
	{22}	Aggregate Principal Parity Amount		{22}
	{23}	Matured Principal Shortfall		{23}

	{24}	End of period Note Balance		{24}

	{25}	Note Pool Factors		{25}

1

III.		CALCULATION OF STEP-DOWN AMOUNT:
	{26}	Ending Pool Balance	{26}

	{27}	14.25 % of Ending Aggregate Principal Balance	{27}

	{28}	Less Specified Reserve Balance	{28}

	{29}	Sum of {27} and {28}	{29}

	{30}	Required Pro Forma Note Balance {26} - {29}	{30}

	{31}	Beginning Note Balance	{31}

	{32}	Total Monthly Principal Amount	{32}

	{33}	Pro-Forma Note Balance ( Assuming 100% Pay-down)	{33}

	{34}	Excess of Required Pro-forma over Pro-forma Balance	{34}

	{35}	Pool Balance minus Pro-forma Note Balance not less than .50% Original Pool Balance ($ )	{35}

	{36}	Step-Down Amount Lesser of {34} or {35}	{36}

IV.		CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT:
	{37}	Total Monthly Principal Amounts		{37}

	{38}	Step-down Amount		{38}

	{39}	Principal Distributable Amount		{39}

V.		CALCULATION OF INTEREST DISTRIBUTABLE AMOUNT:

	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
{40}	Class A - 1
{41}	Class A - 2A
{42}	Class A - 2B
{43}	Class A - 3
{44}	Class B
{45}	Class C
{46}	Class D
{47}	Class E

VI.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
	{48}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{48}

	{49}	Liquidation Proceeds collected during period	{49}

	{50}	Purchase Amounts or amounts from Servicer deposited in Collection Account	{50}

	{51}	Investment Earnings - Collection Account	{51}

	{52}	From Reserve Acct - Investment Earnings, Reserve Acct Withdrawal, Excess Specified Reserve over Note Bal	{52}

	{53}	Collection of Supplemental Servicing - Extension Fees	{53}

	{54}	Collection of Supplemental Servicing - Repo and Recovery Fees Advanced	{54}

	{55}	Collection of Supplemental Servicing - Late Fees, Prepayment Penalty Fees & Force Placed Insurance	{55}

	{56}	Total Available Funds	{56}

Distributions:
	{57}	Base Servicing Fee	{57}

	{58}	Repo and Recovery Fees - reimbursed to Servicer	{58}

	{59}	Bank Service Charges - reimbursed to Servicer	{59}

	{60}	Late Fees, Prepayment Penalty Fees & Force Placed Insurance - to Servicer	{60}

	{61}	Trustee and Trust Collateral Agent Fees	{61}

	{62}	Owner Trustee Fee	{62}

	{63}	Class A-1 Noteholders’ Interest Distributable Amount pari passu	{63}

	{64}	Class A-2A Noteholders’ Interest Distributable Amount pari passu	{64}

	{65}	Class A-2B Noteholders’ Interest Distributable Amount pari passu	{65}

	{66}	Class A-3 Noteholders’ Interest Distributable Amount pari passu	{66}

	{67}	Class A Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{67}

	{68}	Class B Noteholders’ Interest Distributable Amount	{68}

	{69}	Class B Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{69}

	{70}	Class C Noteholders’ Interest Distributable Amount	{70}

	{71}	Class C Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{71}

	{72}	Class D Noteholders’ Interest Distributable Amount	{72}

	{73}	Class D Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{73}

	{74}	Class E Noteholders’ Interest Distributable Amount	{74}

	{75}	Class E Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{75}

	{76}	Noteholders’ Principal Distributable Amount	{76}

	{77}	To the Reserve Account, the Reserve Account Deposit	{77}

	{78}	To the Noteholders, the Accelerated Principal Amount (as calculated below)	{78}

	{79}	Add’l fees (Trustee, Owner Trustee, Trust Collateral Agent, Lockbox Bank & Processor)	{79}

	{80}	To the Certificateholders, the aggregate amount remaining	{80}

	{81}	Total Distributions	{81}

2

VlI.	CALCULATION OF PRINCIPAL PARITY AMOUNT

	Class	(X) Cumulative Note Balance	(Y) Pool Balance	(I) Excess of (X) - (Y)	(II) Available Funds in Waterfall	Lesser of (I) or (II)
{82}	Class A
{83}	Class B
{84}	Class C
{85}	Class D
{86}	Class E
{87}	Total

VlII.		CALCULATION OF ACCELERATED PRINCIPAL AMOUNT:
	{88}	Excess Available Funds				{88}

	{89}	Pro-Forma Note Balance (Calculated after Step-Down)				{89}

	{90}	Required Pro Forma Note Balance				{90}

	{91}	Excess of Pro-Forma Balance over Required Pro-Forma Balance				{91}

	{92}	Lesser of Excess Available Funds or Excess of Pro-Forma Note Balance				{92}

IX.		RECONCILIATION OF RESERVE ACCOUNT:						Current

	{93}	Specified Reserve Balance

	{94}	Beginning of period Reserve Account balance				{94}

	{95}	The Reserve Account Deposit, from Collection Account				{95}

	{96}	Investment Earnings				{96}

	{97}	Investment Earnings - transferred to Collection Account Available Funds				{97}

	{98}	Reserve Account Withdrawal Amount				{98}

	{99}	End of period Reserve Account balance				{99}

X.		CALCULATION OF TOTAL OVERCOLLATERALIZATION:
	{100}	Aggregate Principal Balance				{100}

	{101}	End of Period Note Balance				{101}

	{102}	Overcollateralization				{102}

	{103}	Overcollateralization %				{103}

XI.		MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

							Cumulative	Monthly
	{104}	Original Number of Receivables				{104}
	{105}	Beginning of period number of Receivables				{105}
	{106}	Number of Receivables becoming Liquidated Receivables during period				{106}
	{107}	Number of Receivables becoming Purchased Receivables during period				{107}
	{108}	Number of Receivables paid off during period				{108}

	{109}	End of period number of Receivables				{109}

XII.		STATISTICAL DATA: (CURRENT AND HISTORICAL):

					Original		Prev. Month	Current
	{110}	Weighted Average APR of the Receivables		{110}
	{111}	Weighted Average Remaining Term of the Receivables		{111}
	{112}	Weighted Average Original Term of Receivables		{112}
	{113}	Average Receivable Balance		{113}
	{114}	Net Losses in Period		{114}
	{115}	Aggregate Realized Losses		{115}
	{116}	Aggregate Realized Loss Percentage		{116}
	{117}	ABS Prepay Speed		{117}

XIII.		DELINQUENCY:

		Receivables with Scheduled Payment delinquent			Units		Dollars	Percentage
		{118}	31-60 days	{118}
		{119}	61-90 days	{119}
		{120}	over 90 days	{120}

		{121}	Total	{121}

XIV.		EXTENSIONS

		{122}	Principal Balance of Receivables extended during current period	{122}

		{123}	Beginning of Period Aggregate Principal Balance	{123}

		{124}	Extension Rate {122} divided by {123}	{124}

By:
Name:
Title:
Date:

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